Exhibit 8.2

HOGAN & HARTSON L.L.P.

November 19, 2003

Board of Directors

The Titan Corporation

3033 Science Park Road

San Diego, CA 92121

Ladies and Gentlemen:

We have acted as counsel to The Titan Corporation, a Delaware corporation (“Company”), in connection with the Agreement and Plan of Merger, dated as of September 15, 2003 (the “Merger Agreement”), by and among Company, Lockheed Martin Corporation, a Maryland corporation (“Acquiror”) and LMC Sub One, Inc., a Delaware corporation (“Acquisition Sub”), and the related Assignment and Assumption Agreement dated November 18, 2003 the (“Assignment Agreement”), by and among Acquisition Sub and LMC LLC One, LLC, a Delaware limited liability company (“Acquisition LLC”), pursuant to which Company will be merged with and into Acquisition LLC with Acquisition LLC surviving as a subsidiary wholly owned by Acquiror on the terms and subject to the conditions set forth in the Merger Agreement and Assignment Agreement (the “Merger”). The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.” (1)

We understand that this opinion will appear as Exhibit 8.2 to the Registration Statement on Form S-4 (the “Registration Statement”) filed by Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Merger. We hereby consent to such use of our opinion letter and to the use of our name in the “Material U.S. Federal Income Tax Consequences” section of the Registration Statement. In giving consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Assumptions and Representations

In rendering the opinion expressed herein, we have examined and with your consent relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto): (1) the Merger Agreement, (2) the Registration Statement; (3) the Assignment Agreement; (4) representations and certifications made to us by Company (attached hereto to as Exhibit A); (5) representations and certifications made to us by Acquiror (attached hereto as Exhibit B); and (6) such other instruments and documents related to the formation, organization and operation of Company, Acquiror, Acquisition Sub, and Acquisition LLC or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and have made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

(1)    All capitalized terms used herein and not otherwise defined shall have the same meaning as they have in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

The Titan Corporation

November 19, 2003

In rendering our opinion, we have assumed, with your permission, that (1) except as provided in the Assignment Agreement, the Merger will be effected in accordance with the Merger Agreement; (2) the statements concerning the Merger set forth in the Merger Agreement, the Assignment Agreement and the Registration Statement are accurate and complete and will remain accurate and complete at all times up to and including the Effective Time; (3) the representations made by Company and Acquiror in the representation letters are and will remain accurate and complete at all times up to and including the Effective Time; and (4) any representations made in the Merger Agreement or the representation letters “to the knowledge of,” or based on the belief of, Company or Acquiror or similarly qualified are accurate and complete and will remain accurate and complete at all times up to and including the Effective Time, in each case without such qualification. We also have assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Assignment Agreement.

Opinion—Federal Income Tax Consequences

Based upon and subject to the assumptions and qualifications set forth herein, we hereby confirm our opinion, set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” that the material U.S. federal income tax consequences of the Merger to a U.S. Holder (as defined therein) are as described under the subcaptions “Tax Consequences of a Forward Merger” and “Tax Consequences of a Reverse Merger.”

In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

1.    This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the “IRS”) in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. The Company has not requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences of the Merger. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

2.    Our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

3.    Our opinion set forth herein is based upon the description of the contemplated transactions as set forth in the Merger Agreement, Assignment Agreement and the Registration Statement. If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to any transaction other than those set forth in the Merger Agreement (as modified by the Assignment Agreement) and the Registration Statement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement (as modified by the Assignment Agreement) and the Registration Statement are not consummated in accordance with the terms of the Merger Agreement (as modified by the Assignment Agreement) and the Registration Statement and without waiver or

The Titan Corporation

November 19, 2003

breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

Sincerely yours,

/s/  HOGAN & HARTSON L.L.P.

HOGAN & HARTSON L.L.P.